Exhibit 99.1

Two Bethesda Metro Center 14th Floor Bethesda, MD 20814 (301) 951-6122 (301) 654-6714 Fax Info@AmericanCapital.com www.AmericanCapital.com

FOR IMMEDIATE RELEASE

May 5, 2009

CONTACT:

Investors - (301) 951-5917

Media - (301) 968-9400

AMERICAN CAPITAL ANNOUNCES Q1 2009 EARNINGS

Bethesda, MD – May 5, 2009 – American Capital (“ACAS” or the “Company”) (Nasdaq: ACAS) announced net operating income (“NOI”) for the quarter ended March 31, 2009 of $64 million, or $0.31 per diluted share. Earnings (loss) less appreciation and depreciation (“Realized (Loss) Earnings”) for the quarter was $(55) million, or $(0.27) per diluted share. For the quarter ended March 31, 2009, there was a net loss of $(547) million, or $(2.65) per diluted share.

Q1 2009 FINANCIAL HIGHLIGHTS

•	$64 million of NOI

•	$(131) million net realized loss on investments

•	$79 million of realizations

•	$12.32 net asset value (“NAV”) per share

2009 DIVIDENDS

American Capital intends to declare by June 15, 2009 and pay by September 30, 2009 $300 million of dividends to eliminate all of its 2008 remaining rollover taxable income in order to meet its RIC requirement and avoid any income tax liability. A recent IRS ruling temporarily permits up to 90% of dividends to be paid in stock. American Capital’s Board of Directors will make a decision on the allocation of the dividend between cash and stock which will be announced at the time of declaration.

NET OPERATING INCOME

NOI decreased 60% to $0.31 per diluted share for the quarter ended March 31, 2009, compared to $0.77 per diluted share for the prior year quarter.

REALIZED (LOSS) EARNINGS

Realized (Loss) Earnings decreased to $(0.27) per diluted share for the quarter ended March 31, 2009, compared to $0.94 per diluted share for the prior year quarter.

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American Capital, Ltd.

May 5, 2009

NET LOSS

Net loss improved to $(2.65) per diluted share for the quarter ended March 31, 2009, compared to $(4.16) per diluted share for the prior year quarter.

For the quarter ended March 31, 2009, net unrealized depreciation of portfolio investments totaled $(525) million. The primary components of the net unrealized depreciation were as follows:

•	$78 million of reversals of prior depreciation associated with net realized losses on portfolio investments;

•

$(420) million of net depreciation of American Capital’s private finance portfolio of which approximately $270 million was due to performance and credit related depreciation and the balance due to widening investment spreads;

•	$25 million of net appreciation of American Capital’s investment in managed funds;

•	$(46) million of net depreciation from structured products primarily due to performance and credit related depreciation; and

•

$(162) million of depreciation of our portfolio company American Capital, LLC, an alternative asset fund manager, due largely to a reduction of its projected management fees and carried interest for managing European Capital.

FINANCIAL HIGHLIGHTS

As of March 31, 2009, NAV per share was $12.32, down from $15.41 per share as of December 31, 2008. Based on anticipated realizable value (“Realizable Value”) upon settlement or maturity, realizable NAV (“Realizable NAV”) per share was $17.07 as of March 31, 2009 down from $20.63 per share as of December 31, 2008.

In the first quarter of 2009, $79 million of proceeds were received from realizations of portfolio investment repayments and exits. There was $40 million in new committed investments in the quarter. The weighted average effective interest rate on the Company’s debt investments as of March 31, 2009, was 9.5%, 120 basis points lower than as of December 31, 2008.

“Although we are still going through a severe recession, the recent growth in investment spreads slowed significantly during the first quarter of 2009, compared to the prior quarter, which is a positive indicator that we are nearing the bottom of this cycle,” said Malon Wilkus, Chairman and Chief Executive Officer. “We experienced approximately $150 million of the depreciation due to widening investment spreads and approximately $450 million due to a decline in portfolio performance and credit impairment. While it is too early to call a bottom to the recession and asset depreciation, we are cautiously optimistic based on recent economic data showing that the rate of economic decline has significantly slowed. Additionally, while we are not pleased with the amount of depreciation on our portfolio in the quarter, it is a significant improvement from last quarter. We had hoped that the Financial Accounting Standards Board would make changes that would have positively impacted our valuations when they proposed amendments to SFAS 157 in March. However, despite the efforts of several BDCs the final amendments to SFAS 157 differed markedly from the initial proposal and had no impact on our valuations. We continue to believe that our valuations under GAAP reflect depreciation that does not correspond to what we believe is the Realizable Value of our portfolio. We believe that our Realizable NAV per share is $17.07 as of March 31, 2009.”

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American Capital, Ltd.

May 5, 2009

FINANCING UPDATE AND COVENANT BREACHES

The Company remains in default on $2.3 billion of unsecured credit arrangements outstanding as of March 31, 2009. The Company was able to reduce its outstanding debt by $51 million during the quarter ended March 31, 2009.

“We have continued to work with our lenders to reach a resolution of our defaults,” said John Erickson, Chief Financial Officer. “Once we reported the defaults in March, we engaged Miller Buckfire & Co. LLC, a leading restructuring advisory firm, to represent us in the negotiations. Our lenders have also engaged financial and legal advisors and we are required to reimburse them for this expense. We are also paying higher interest rates due to the defaults and credit downgrades so, unfortunately, we will see an increase in our expenses until we reach a resolution. In the quarter, we also retired $20 million of debt in one of our securitizations by purchasing one AA rated bond for $3 million, (or 18% of its face value), which resulted in a gain of $17 million. With our current restructuring discussions underway, we are unlikely to purchase more debt in the market until we reach an overall resolution of our defaults.”

Asset value declines have also caused the Company to continue to be below the 200% asset coverage ratio set forth in the Investment Company Act of 1940, which generally restricts the Company from issuing any new debt except to refinance existing debt. This does not restrict the use of cash from operations, allowing the reinvestment of proceeds from realizations of portfolio exits. The Company believes that it has sufficient liquidity to meet its currently scheduled debt amortization and the investment needs within its portfolio.

“At our Annual Meeting on June 11, we are asking our stockholders to approve a charter amendment allowing up to four reverse stock splits over the next year,” noted Sam Flax, Executive Vice President and General Counsel. “Our Board of Directors may determine a reverse stock split is in the Company’s best interests if, among other factors, our continued stock exchange listing is in doubt. If we do complete a reverse split, it will automatically adjust the authority our stockholders granted us in February to sell a limited number of shares below net asset value and, while SEC approval will be required, we hope for an appropriate adjustment to the strike price of our options and the number of shares for which the options would be exercised.”

PORTFOLIO LIQUIDITY AND PERFORMANCE

“We generated $79 million of liquidity from our portfolio in the quarter,” said Steve Burge, President North American Private Finance. “Middle market M&A activity remains at the depressed levels experienced since October 2008. Our portfolio though continues to perform relatively well under the circumstances so we expect that even without an improvement in the market, we will generate reasonable liquidity in 2009. In fact, since quarter end, we sold Piper Aircraft, generating $31 million of gains and a 19% annual return on our $91 million of investments since our initial investment eleven years ago.”

As of March 31, 2009, loans with a fair value of $214 million were on non-accrual. The $214 million fair value of non-accruing loans represented 4.4% of total loans at fair value as of March 31, 2009, compared to the $150 million fair value of non-accrual loans representing 2.9% of total loans at fair value as of December 31, 2008.

“During the quarter we completed the purchase of the remaining outstanding shares of our portfolio company European Capital,” said Tom McHale, Senior Vice President, Finance. “We had expected to value our investment in European Capital at its NAV as a result of this purchase, but European Capital breached some of its debt covenants in the quarter. Although its lenders have agreed to forbear for a period of time, the existing defaults

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American Capital, Ltd.

May 5, 2009

could prevent our realization of NAV. Miller Buckfire & Co. LLC has also been engaged to assist in restructuring the credit of European Capital and Citigroup Global Markets Inc. has been engaged to advise on strategic alternatives. If European Capital successfully restructures its debt, this may result in appreciation of American Capital’s investment in European Capital.”

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American Capital, Ltd.

May 5, 2009

AMERICAN CAPITAL, LTD.

CONSOLIDATED BALANCE SHEETS

As of March 31, 2009, December 31, 2008 and March 31, 2008

(in millions)

	Q1 2009	Q4 2008	Q1 2009 Versus Q4 2008		Q1 2008	Q1 2009 Versus Q1 2008
			$	%		$	%
	(unaudited)				(unaudited)
Assets
Investments at fair value (cost of $10,707, $10,691 and $10,292, respectively)	$6,849	$7,427	$(578)	-8%	$9,639	$(2,790)	-29%
Cash and cash equivalents	88	209	(121)	-58%	37	51	138%
Restricted cash and cash equivalents	68	71	(3)	-4%	280	(212)	-76%
Interest receivable	44	44	—	—	55	(11)	-20%
Other	162	159	3	2%	208	(46)	-22%

Total assets	$7,211	$7,910	$(699)	-9%	$10,219	$(3,008)	-29%

Liabilities and Shareholders’ Equity
Debt	$4,377	$4,428	$(51)	-1%	$4,079	$298	7%
Derivative and option agreements (cost of $0, $(20) and $1, respectively)	102	222	(120)	-54%	150	(48)	-32%
Accrued dividends payable	—	—	—	—	196	(196)	-100%
Other	78	105	(27)	-26%	75	3	4%

Total liabilities	4,557	4,755	(198)	-4%	4,500	57	1%

Commitments and contingencies

Shareholders’ equity:
Undesignated preferred stock, $0.01 par value, 5.0 shares authorized, 0 issued and outstanding	—	—	—	—	—	—	—
Common stock, $0.01 par value, 1,000.0 shares authorized, 225.8, 214.3 and 210.0 issued and 215.4, 204.7 and 203.1 outstanding, respectively	2	2	—	—	2	—	—
Capital in excess of par value	6,591	6,545	46	1%	6,301	290	5%
Undistributed net realized earnings	21	76	(55)	-72%	241	(220)	-91%
Net unrealized depreciation of investments	(3,960)	(3,468)	(492)	-14%	(825)	(3,135)	-380%

Total shareholders’ equity	2,654	3,155	(501)	-16%	5,719	(3,065)	-54%

Total liabilities and shareholders’ equity	$7,211	$7,910	$(699)	-9%	$10,219	$(3,008)	-29%

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American Capital, Ltd.

May 5, 2009

AMERICAN CAPITAL, LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

Three and Twelve Months Ended March 31, 2009 and 2008

(in millions, except per share data)

(unaudited)

	Three Months Ended March 31,		Three Months Ended March 31, 2009 Versus 2008
	2009	2008	$	%
OPERATING INCOME:
Investing operating income(1)	$181	$255	$(74)	-29%
Asset management and advisory operating income(2)	14	37	(23)	-62%

Total operating income	195	292	(97)	-33%

OPERATING EXPENSES:
Interest	52	63	(11)	-17%
Salaries, benefits and stock-based compensation	53	56	(3)	-5%
General and administrative	26	23	3	13%

Total operating expenses	131	142	(11)	-8%

OPERATING INCOME BEFORE INCOME TAXES	64	150	(86)	-57%

Provision for income taxes	—	1	(1)	-100%

NET OPERATING INCOME	64	151	(87)	-58%

Gain on extinguishment of debt, net	12	—	12	100%

Net realized (loss) gain on investments
Portfolio company investments	(79)	28	(107)	NM
Taxes on net realized gain	—	(1)	1	100%
Foreign currency transactions	(2)	5	(7)	NM
Derivative and option agreements	(50)	1	(51)	NM

Total net realized (loss) gain	(131)	33	(164)	NM

REALIZED (LOSS) EARNINGS	(55)	184	(239)	NM

Net unrealized (depreciation) appreciation of investments
Portfolio company investments	(525)	(997)	472	47%
Foreign currency translation	(69)	73	(142)	NM
Derivative and option agreements	102	(73)	175	NM

Total net unrealized depreciation	(492)	(997)	505	51%

NET DECREASE IN NET ASSETS RESULTING FROM OPERATIONS (“NET LOSS”)	$(547)	$(813)	$266	33%

NET OPERATING INCOME PER COMMON SHARE*:
Basic	$0.31	$0.77	$(0.46)	-60%
Diluted	$0.31	$0.77	$(0.46)	-60%
REALIZED (LOSS) EARNINGS PER COMMON SHARE*
Basic	$(0.27)	$0.94	$(1.21)	NM
Diluted	$(0.27)	$0.94	$(1.21)	NM
NET LOSS PER COMMON SHARE*:
Basic	$(2.65)	$(4.16)	$1.51	36%
Diluted	$(2.65)	$(4.16)	$1.51	36%
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic	206.6	195.2	11.4	6%
Diluted	206.6	195.2	11.4	6%
DIVIDENDS DECLARED PER COMMON SHARE	$—	$1.01	$(1.01)	-100%

NM	= Not meaningful.

*	May not recalculate due to rounding.
(1)	The investing operating income consists of interest, dividends, prepayment fees and other investment fee income.
(2)	The asset management and advisory operating income consists primarily of asset management fees and reimbursements, dividends from portfolio company fund managers, transaction structuring fees, equity and loan financing fees, portfolio company management and administrative fees and other fee income.

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American Capital, Ltd.

May 5, 2009

AMERICAN CAPITAL, LTD.

OTHER FINANCIAL INFORMATION

Three Months Ended March 31, 2009, December 31, 2008 and March 31, 2008

(in millions, except per share data)

(Unaudited)

			Q1 2009 Versus Q4 2008			2009 Versus 2008
	Q1 2009	Q4 2008			Q1 2008
			$	%		$	%
Assets Under Management:
American Capital Assets at Fair Value(1)	$7,211	$7,910	$(699)	-9%	$10,219	$(3,008)	-29%
Externally Managed Assets at Fair Value(2)	3,659	5,477	(1,818)	-33%	4,874	(1,215)	-25%

Total	$10,870	$13,387	$(2,517)	-19%	$15,093	$(4,223)	-28%

Capital Resources Under Management:
American Capital Assets at Fair Value plus Available Capital Resources(1)	$7,234	$8,430	$(1,196)	-14%	$12,412	$(5,178)	-42%
Externally Managed Assets at Fair Value plus Available Capital Resources(2)	3,884	5,956	(2,072)	-35%	6,268	(2,384)	-38%

Total	$11,118	$14,386	$(3,268)	-23%	$18,680	$(7,562)	-40%

New Investments:
Senior Debt	$27	$288	$(261)	-91%	$510	$(483)	-95%
Subordinated Debt	5	16	(11)	-69%	113	(108)	-96%
Preferred Equity	8	22	(14)	-64%	115	(107)	-93%
Common Equity	—	11	(11)	-100%	123	(123)	-100%
Structured Products	—	—	—	—	48	(48)	-100%

Total	$40	$337	$(297)	-88%	$909	$(869)	-96%

Investments in Managed Funds	$—	$250	$(250)	-100%	$400	$(400)	-100%
Financing for Private Equity Buyouts	—	27	(27)	-100%	—	—	—
Direct Investments	—	9	(9)	-100%	113	(113)	-100%
American Capital Sponsored Buyouts	—	—	—	—	303	(303)	-100%
Structured Products	—	—	—	—	48	(48)	-100%
Add-on Financing for Working Capital in Distressed Situations	25	37	(12)	-32%	30	(5)	-17%
Add-on Financing for Growth and Working Capital	—	10	(10)	-100%	13	(13)	-100%
Add-on Financing for Acquisitions	—	2	(2)	-100%	—	—	—
Add-on Financing for Recapitalizations	15	2	13	650%	2	13	650%

Total	$40	$337	$(297)	-88%	$909	$(869)	-96%

Realizations:
Scheduled Principal Amortization	$10	$11	$(1)	-9%	$17	$(7)	-41%
Loan Syndications and Sales	8	6	2	33%	274	(266)	-97%
Principal Prepayments	42	112	(70)	-63%	240	(198)	-83%
Payment of Accrued Payment-in-kind Interest and Dividends and Original Issue Discount	4	4	—	—	20	(16)	-80%
Sale of Equity Investments	15	113	(98)	-87%	380	(365)	-96%

Total	$79	$246	$(167)	-68%	$931	$(852)	-92%

Appreciation, Depreciation, Gain and Loss
Gross Realized Gain	$8	$8	$—	—	$51	$(43)	-84%
Gross Realized Loss	(87)	(40)	(47)	-118%	(23)	(64)	-278%

Portfolio Net Realized (Loss) Gain	(79)	(32)	(47)	-147%	28	(107)	NM
Taxes on Realized Net Gain	—	(1)	1	100%	(1)	1	100%
Foreign Currency	(2)	1	(3)	NM	5	(7)	NM
Option Agreement	(44)	—	(44)	-100%	—	(44)	-100%
Derivative Agreements	(6)	(15)	9	60%	1	(7)	NM

Net Realized (Loss) Gain	(131)	(47)	(84)	-179%	33	(164)	NM

Gross Unrealized Appreciation of Private Finance Portfolio Investments	33	15	18	120%	129	(96)	-74%
Gross Unrealized Depreciation of Private Finance Portfolio Investments	(401)	(728)	327	45%	(276)	(125)	-45%
Impact of Adopting SFAS No. 157	(52)	(248)	196	79%	(180)	128	71%

Net Unrealized Depreciation of Private Finance Portfolio Investments	(420)	(961)	541	56%	(327)	(93)	-28%
Net Unrealized Appreciation (Depreciation) of Managed Funds	25	(280)	305	NM	(123)	148	NM

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American Capital, Ltd.

May 5, 2009

			Q1 2009 Versus Q4 2008			2009 Versus 2008
	Q1 2009	Q4 2008			Q1 2008
			$	%		$	%
Net Unrealized Depreciation of American Capital, LLC	(162)	(141)	(21)	-15%	(140)	(22)	-16%
Net Unrealized Depreciation of Structured Products	(46)	(206)	160	78%	(361)	315	87%
Reversal of Prior Period Net Unrealized Depreciation (Appreciation) Upon Realization of Portfolio Investments	78	40	38	95%	(46)	124	NM

Net Unrealized Depreciation of Portfolio Investments	(525)	(1,548)	1,023	66%	(997)	472	47%
Foreign Currency Translation	(69)	(24)	(45)	-188%	73	(142)	NM
Derivative Agreements	53	(109)	162	NM	(73)	126	NM
Reversal of Prior Period Net Unrealized Depreciation Upon Realization of Option Agreements	49	—	49	100%	—	49	100%

Net Unrealized Depreciation of Investments	(492)	(1,681)	1,189	71%	(997)	505	51%

Net Gains, Losses, Appreciation and Depreciation	$(623)	$(1,728)	$1,105	-64%	$(964)	$341	35%

Other Financial Data:
Net Asset Value per Share	$12.32	$15.41	$(3.09)	-20%	$28.16	$(15.84)	-56%
Net Asset Value per Share Based on Realizable Value(3)	$17.07	$20.63	$(3.56)	-17%	$31.39	$(14.32)	-46%
Financial Liabilities at Cost	$4,377	$4,428	$(51)	-1%	$4,079	$298	7%
Financial Liabilities at Fair Value	$3,212	$3,172	$40	1%	$3,875	$(663)	-17%
Market Capitalization	$403	$663	$(260)	-39%	$6,937	$(6,534)	-94%
Total Enterprise Value	$4,692	$4,882	$(190)	-4%	$10,978	$(6,286)	-57%
Credit Quality:
Weighted Average Effective Interest Rate on Debt Investments at Period End	9.5%	10.7%	-1.2%	-11%	11.2%	-1.7%	-15%
Loans on Non-Accrual at Face	$1,103	$871	$232	27%	$375	$728	194%
Loans on Non-Accrual at Fair Value	$214	$150	$64	43%	$80	$134	168%
Past Due Loans at Face	$41	$50	$(9)	-18%	$106	$(65)	-61%
Past Due and Non-Accrual Loans at Face as a Percentage of Total Loans	18.1%	14.5%			8.2%
Non-Accrual Loans at Fair Value as a Percentage of Total Loans	4.4%	2.9%			1.5%
Number of Portfolio Companies on Non-Accrual and Past Due	38	35			24
Debt to Equity Conversions at Cost	$35	$—	$35	100%	$40	$(5)	-13%
Return on Equity:
LTM Net Operating Income Return on Average Equity at Cost	6.1%	7.5%			10.9%
LTM Realized Earnings Return on Average Equity at Cost	4.3%	8.0%			15.0%
LTM Loss on Average Equity	-64.2%	-60.0%			-4.1%
Current Quarter Net Operating Income Return on Average Equity at Cost Annualized	3.9%	2.6%			9.4%
Current Quarter Realized (Loss) Earnings Return on Average Equity at Cost Annualized	-3.4%	-0.2%			11.5%
Current Quarter Loss on Average Equity Annualized	-75.4%	-164.0%			-53.5%

NM = Not meaningful

(1)	Includes American Capital’s investment in its externally managed funds.
(2)	Includes European Capital (for Q1 2008 and Q4 2008), American Capital Equity I, American Capital Equity II, ACAS CLO-1 and ACAS CRE CDO 2007-1.
(3)	Realizable Value is a non-GAAP financial measure which does not represent current fair value or net present value. Realizable Value is the future value that we anticipate realizing on the settlement or maturity of our investments. Refer to the table on the following page for additional information and discussion regarding the use of non-GAAP financial information.

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American Capital, Ltd.

May 5, 2009

AMERICAN CAPITAL, LTD.

OTHER FINANCIAL INFORMATION

As of March 31, 2009

(in millions)

The following table summarizes the current GAAP cost basis and fair value of our investments as of March 31, 2009 compared to the realizable value, which is the amount that we currently anticipate realizing on settlement or maturity of these investments, or realizable value:

Asset Class	GAAP Cost Basis	GAAP Fair Value	Realizable Value (Unaudited)	Difference Between Realizable Value and GAAP Fair Value
Private finance	$8,326	$6,168	$6,663	$495
Managed funds	1,355	517	517	—
Structured products	958	143	776	633
American Capital, LLC	68	11	11	—
Derivatives, net	—	(92)	(198)	(106)

Total	$10,707	$6,747	$7,769	$1,022

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with generally accepted accounting principles (“GAAP”), this press release includes Realizable Value, a non-GAAP financial measure which management uses in its internal analysis of results, and believes may be informative to investors gauging the quality of the Company’s assets and financial performance from a long-term perspective, identifying trends in its results and providing meaningful period-to-period comparisons. Realizable Value is defined as the future value that American Capital currently anticipates realizing on the settlement or maturity of its investments as of the reporting date. It does not represent current fair value or net present value and is based on assumptions of future cash flows as of the reporting date. Accordingly, changes to expectations of future cash flows as a result of events subsequent to the reporting date are not adjusted in the realizable value as of the reporting date. American Capital believes that this non-GAAP financial measure provides information useful to investors because the Company generally intends to hold its assets to settlement or maturity, and there may be material differences between the GAAP fair values of its investments and the amounts the Company expects to realize on settlement or maturity as of the reporting date. This is primarily because the current lack of liquidity in the financial markets has caused investment spreads between the cost of funds and investment income to widen significantly on investments, resulting in current fair values under Statement of Financial Accounting Standards No. 157, Fair Value Measurements, that are materially lower than what the Company currently anticipates realizing on settlement or maturity. American Capital believes that providing investors with Realizable Value in addition to the related GAAP fair value gives investors greater transparency to the information used by management in its financial operational decision-making. Although American Capital believes that this non-GAAP financial measure enhances investors’ understanding of its business and performance, Realizable Value should not be considered as an alternative to GAAP basis financial measures. A reconciliation of non-GAAP Realizable Value to GAAP fair value is set forth above.

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American Capital, Ltd.

May 5, 2009

Portfolio Statistics (1) ($ in millions, unaudited)	Pre-2000	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	Pre-2000 - 2009 Aggregate	2004 - 2009 Aggregate
IRR-Realizable Value-All Investments(2)	7.7%	8.0%	18.3%	7.8%	21.3%	13.7%	2.9%	8.6%	-1.9%	-2.6%	—	7.3%	4.7%
IRR-GAAP Fair Value-All Investments(3)	7.7%	8.0%	18.3%	7.7%	21.3%	13.1%	2.1%	6.3%	-14.4%	-18.4%	—	4.0%	-0.2%
IRR-GAAP Fair Value-Equity Investments Only(3)(4)(5)	1.6%	12.1%	46.9%	11.1%	29.6%	27.1%	-15.1%	13.8%	-11.7%	-41.5%	—	1.8%	-3.1%
IRR-Exited Investments(6)	7.7%	8.0%	20.8%	10.5%	23.5%	21.6%	25.2%	15.4%	11.4%	75.0%	—	16.1%	20.6%
Original Investments and Commitments	$780	$285	$376	$961	$1,432	$2,266	$4,527	$5,157	$7,315	$1,014	$—	$24,113	$20,279
Total Exits and Prepayments of Original Investments	$690	$285	$336	$706	$1,083	$1,655	$2,005	$2,813	$1,888	$15	$—	$11,476	$8,376
Total Interest, Dividends and Fees Collected	$302	$105	$148	$314	$374	$570	$881	$782	$669	$105	$—	$4,250	$3,007
Total Net Realized (Loss) Gain on Investments	$(118)	$(39)	$9	$(51)	$142	$166	$322	$66	$(36)	$6	$—	$467	$524
Current Cost of Investments	$82	$—	$37	$233	$317	$606	$2,237	$2,027	$4,264	$904	$—	$10,707	$10,038
Current Fair Value of Investments	$43	$—	$6	$132	$381	$350	$1,159	$1,499	$2,612	$657	$—	$6,839	$6,277
Current Fair Value of Investments as a % of Total Investments at Fair Value	0.6%	—	0.1%	1.9%	5.6%	5.1%	17.0%	21.9%	38.2%	9.6%	—	100.0%	91.8%
Net Unrealized Appreciation/(Depreciation)	$(39)	$—	$(31)	$(101)	$64	$(256)	$(1,078)	$(528)	$(1,652)	$(247)	$—	$(3,868)	$(3,761)
Non-Accruing Loans at Face	$20	$—	$50	$57	$—	$72	$90	$404	$380	$30	$—	$1,103	$976
Non-Accruing Loans at Fair Value	$6	$—	$2	$11	$—	$13	$37	$67	$75	$3	$—	$214	$195
Equity Interest at Fair Value(4)	$31	$—	$—	$—	$159	$57	$264	$501	$682	$136	$—	$1,830	$1,640
Debt to EBITDA(7)(8)(9)	6.3	$—	NM	5.7	4.3	7.6	4.8	5.3	6.3	6.2	—	5.8	5.9
Interest Coverage(7)(9)	3.3	—	NM	1.4	2.0	1.6	2.3	2.3	1.9	1.8	—	2.0	2.0
Debt Service Coverage(7)(9)	2.6	—	NM	0.9	1.9	1.3	1.6	1.8	1.7	1.5	—	1.7	1.7
Average Age of Companies(9)	63 yrs	—	26 yrs	47 yrs	40 yrs	42 yrs	31 yrs	26 yrs	30 yrs	26 yrs	—	31 yrs	30 yrs
Diluted Ownership Percentage(4)	54%	—	83%	37%	52%	45%	54%	35%	47%	30%	—	44%	43%
Average Sales(9)(10)	$146	$—	$12	$61	$198	$109	$114	$137	$199	$128	$—	$159	$159
Average EBITDA(9)(11)	$11	$—	$—	$11	$39	$23	$22	$33	$39	$33	$—	$33	$34
Average EBITDA Margin	7.5%	—	—	18.0%	19.7%	21.1%	19.3%	24.1%	19.6%	25.8%	—	20.8%	21.4%
Total Sales(9)(10)	$374	$—	$248	$233	$1,392	$1,341	$2,619	$5,980	$10,889	$1,244	$—	$24,320	$22,073
Total EBITDA(9)(11)	$29	$—	$5	$26	$195	$232	$363	$979	$1,669	$277	$—	$3,775	$3,520
% of Senior Loans(9)(12)	42%	—	5%	70%	61%	53%	64%	42%	61%	26%	—	54%	53%
% of Loans with Lien(9)(12)	100%	—	100%	100%	100%	92%	92%	94%	94%	55%	—	90%	89%

(1)	Static pool classification is based on the year the initial investment was made. Subsequent add-on investments are included in the static pool year of the original investment. Investments in government securities and interest rate derivative agreements are excluded.
(2)	Assumes investments are exited at realizable based on anticipated proceeds to be received upon settlement or maturity.
(3)	Assumes investments are exited at current GAAP fair value.
(4)	Excludes investments in structured products.
(5)	Excludes equity investments that are the result of conversions of debt and warrants received with the issuance of debt.
(6)	Includes exited securities of existing portfolio companies.
(7)	These amounts do not include investments in which we own only equity.
(8)	For portfolio companies with a nominal EBITDA amount, the portfolio company’s maximum debt leverage is limited to 15 times EBITDA.
(9)	Excludes investments in structured products, managed funds and American Capital, LLC.
(10)	Sales of the most recent twelve months, or when appropriate, the forecasted twelve months.
(11)	EBITDA of the most recent twelve months, or when appropriate, the forecasted twelve months.
(12)	As a percentage of our total debt investments.

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American Capital, Ltd.

May 5, 2009

SHAREHOLDER CALL

American Capital invites shareholders, prospective shareholders and analysts to attend the shareholder call May 6, 2009 at 11:00 am ET. The shareholder call can be accessed through a free live webcast at www.AmericanCapital.com or by dialing (866) 269-9612 (U.S. domestic) or +1 (612) 288-0329 (international). Please advise the operator you are dialing in for the American Capital shareholder call.

An archived audio of the shareholder call combined with the slide presentation will be made available on our website after the call on May 6, 2009. In addition, there will be a phone recording available from 3:00 pm ET May 6, 2009 until 11:59 pm ET May 20, 2009. If you are interested in hearing the recording of the presentation, please dial (800) 475-6701 (U.S. domestic) or +1 (320) 365-3844 (international). The access code for both domestic and international callers is 996586.

ABOUT AMERICAN CAPITAL

American Capital, is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate and structured products. American Capital was founded in 1986; and currently has $11 billion in capital resources under management and has ten offices in the U.S., Europe and Asia. For further information, please refer to www.AmericanCapital.com.

ADDITIONAL INFORMATION

Persons considering an investment in American Capital should consider the investment objectives, risks and charges and expenses of the Company carefully before investing. Such information and other information about the Company is available in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and in the prospectuses the Company issues from time to time in connection with its offering of securities. Such materials are filed with the Securities and Exchange Commission (“SEC”) and copies are available on the SEC’s website, www.sec.gov. Prospective investors should read such materials carefully before investing. Performance data quoted above represents past performance of American Capital. Past performance does not guarantee future results and the investment return and principal value of an investment in American Capital will likely fluctuate. Consequently, an investor’s shares, when sold, may be worth more or less than their original cost. Additionally, American Capital’s current performance may be lower or higher than the performance data quoted above.

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, changes in regional, national or international economic conditions or changes in the conditions of the industries in which American Capital has made investments. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and the Company’s subsequent periodic filings. Copies are available on the SEC’s website at www.sec.gov. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. We disclaim any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

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